Integra LifeSciences Announces Definitive Agreement to Divest its Extremity Orthopedics Business to Smith+Nephew for $240 Million

PRINCETON, New Jersey, September 29, 2020 -- Integra LifeSciences Holdings Corporation (NASDAQ:IART), a leading global medical technology company, today announced it has entered into a definitive agreement to sell its Extremity Orthopedics business to Smith+Nephew (LSE:SN, NYSE:SNN) for $240 million in cash. The transaction is expected to close at or around the end of 2020, subject to the satisfaction of customary conditions including regulatory approvals and consultation with employee representative bodies.

“Smith+Nephew’s strong focus in orthopedics will enable the business to expand its reach and scale, while allowing the team to thrive in a new environment,” said Peter Arduini, president and CEO, Integra LifeSciences. “This divestiture will increase our focus on Integra’s portfolio of market-leading products in neurosurgery, surgical instrumentation and regenerative medicine and move us closer to achieving our long-term growth and profitability targets.”

The transaction includes the sale of Integra’s upper and lower extremity orthopedics product portfolio, including ankle and shoulder arthroplasty and hand and wrist product lines.

“We are extremely proud of our Extremity Orthopedics colleagues and what we have accomplished together,” said Robert T. Davis, Jr., executive vice president and president, Orthopedics and Tissue Technologies, Integra LifeSciences. “The team’s strong expertise and clinical focus on upper and lower extremities are valuable additions to Smith+Nephew’s portfolio of orthopedics devices and create an exciting opportunity for the Integra Extremity Orthopedics team.”

The Extremity Orthopedics business generated revenues of $90 million in 2019 and approximately $32.7 million dollars during the first six months of 2020. The Company anticipates this transaction will close at or around the end of 2020 and will not have a material impact on 2020 financial results.

The Company will provide a more detailed update on this transaction as part of our third quarter earnings call.

Under the terms of the definitive agreement, Integra will receive $240 million in cash, subject to certain customary adjustments. In connection with the transaction, Integra will pay $41.5 million to the Consortium of Focused Orthopedists, LLC (“CFO”) pursuant to the terms of certain agreements between Integra and CFO relating to the development of shoulder arthroplasty products. The Company intends to use the net proceeds in a manner consistent with its current capital allocation strategy, which may include debt reduction and/or reinvestment in both organic and inorganic opportunities.

Piper Sandler & Co. is serving as financial advisor and Morgan, Lewis & Bockius LLP is acting as legal advisor to Integra.

About Integra LifeSciences

Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas®, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru®.  For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast”. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

The Company believes that the presentation of organic revenues and the other non-GAAP measures, provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984

laurene.isip@integralife.com